Exhibit 1.01

Canon Inc.

Conflict Minerals Report

For the Period from January 1, 2014 to December 31, 2014

This Conflict Minerals Report for the period from January 1, 2014 to December 31, 2014, is presented as an exhibit to the Specialized Disclosure Report on Form SD, to comply with Rule 13p-1 under the Securities Exchange Act of 1934.

1.	Introduction (Background to the disclosure of the Conflict Minerals Report)

Established in 1937, Canon Inc. is a Japanese corporation with its headquarters in Tokyo, Japan, that develops, manufactures and sells professional and consumer imaging equipment and information systems. Canon’s extensive range of products includes office multifunction devices, laser multifunction printers, inkjet printers, digital production printing systems, digital cameras, digital camcorders, medical equipment and semiconductor lithography equipment. For details of corporate activities please refer to our annual report filed on Form 20-F.

Canon Inc. is listed on the New York Stock Exchange and is subject to the final rules issued by the United States Securities and Exchange Commission (“SEC”) to implement Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”).

In response to Rule 13p-1, Canon Inc. conducted a “Reasonable Country of Origin Inquiry” (“RCOI”) for products manufactured or contracted to manufacture by Canon Inc. and its consolidated subsidiaries (“Canon” or “Canon Group”) from January 1, 2014 to December 31, 2014 (“reporting period”). In addition, since it could be assumed from the results of our first-year RCOI that it was possible that four types of minerals classified as conflict minerals—namely tin, tantalum, tungsten and gold (“3TG”)—that originated in the Democratic Republic of Congo and adjoining countries (“covered countries”) and did not come from scrap or recycled materials were being used in some of the parts or materials that make up Canon’s products, Canon concurrently conducted due diligence on the source and chain of custody of its conflict minerals (“due diligence”) in a case where 3TG which possibly originated from the covered countries were identified during an RCOI.

2.	Application of Conflict Minerals Report on Canon and products subject to disclosure

As of December 31, 2014, Canon Inc. had 261 consolidated subsidiaries, of which 58 subsidiaries were manufacturing products or contracting to manufacture products in the reporting period. In total, 59 companies of the Canon Group including Canon Inc. conducted the RCOI. The subsidiaries that conducted the RCOI include certain marketing companies that contracted with manufacturers outside the Canon Group to manufacture items for sale outside the Canon Group.

The business operations of Canon can be divided into the following three categories: the Office Business Unit, the Imaging System Business Unit, and the Industry and Others Business Unit. The Office Business Unit includes office multifunction devices, laser multifunction printers and digital production printing systems. The Imaging System Unit includes interchangeable lens digital cameras, digital compact cameras, digital camcorders, inkjet printers and broadcast equipment. The Industry and Others Business Unit includes semiconductor lithography equipment, FPD (Flat panel display) lithography equipment, digital radiography systems, ophthalmic equipment, network cameras and handy terminals.

In each of these units, electronic components and substrates which contain 3TG are used in the majority of products manufactured by or contracted for manufacture by Canon.

Canon Group purchases raw materials, parts and components and manufactures products. Canon is located downstream in the 3TG supply chain. Canon does not directly purchase the 3TG from mines and has not been involved in the smelter or refinery business. Therefore, Canon had to rely on information provided by the first-tier suppliers or companies which are upstream in the supply chain in regard to identification of the source country of the 3TG.

3.	Basic principles regarding response to conflict minerals

Canon Inc. established the “Basic Approach of the Canon Group Regarding Conflict Minerals” in September 2012. This has been published on Canon Inc.’s official website.

URL:     http://www.canon.com/csr/conflict/policy.html

4.	RCOI and Due Diligence

The design of the RCOI and due diligence conducted by Canon followed the “OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” (“OECD Guidance”). Canon took the steps described below in accordance with the five steps laid out in the OECD Guidance.

a.	Step 1: Establish strong company management systems
-	In order to respond to the conflict minerals situation, Canon established a cross-functional Conflict Minerals Response Project Team (“Project Team”) in the headquarters under the direction of a representative director in charge (Executive Vice President & CFO) in December 2010. Moreover, Canon designated the person in charge of conflict minerals in each of its group companies involved in manufacturing or contracted manufacturing.
-	As stated above, Canon established the “Basic Approach of the Canon Group Regarding Conflict Minerals” in September 2012.
-	In June 2014, Canon summoned the persons in charge of conflict minerals of the Canon Group’s domestic subsidiaries involved in manufacturing or contracted manufacturing and had a meeting to share the result of the 2013 conflict minerals survey and its future policies. Moreover, for the persons in charge of conflict minerals of its overseas subsidiaries, Canon shared the information on a video and telephone conference.
-	Canon introduced the supplier management system; and in order to utilize the system in the conflict minerals survey, Canon carried out briefing sessions on system introduction inside and outside Japan for its first-tier suppliers, as well as requesting their cooperation with the conflict minerals survey.
-	For the first-tier suppliers and the companies in the upper stream, Canon created and distributed a RCOI manual to them.
-	Canon requested the first-tier suppliers to the Canon Group to submit letters of agreement confirming the understanding of Canon’s basic approach regarding conflict minerals and agreeing to cooperate with its survey.
-	Using the “Conflict Minerals Information Management System,” Canon Inc. linked the survey responses to product information and conducted assessments for each product. The results were stored in the database. These data records will be retained for five years.
-	Canon actively participated in activities by the industry to address issues concerning conflict minerals. Canon Inc. was a member of the Responsible Minerals Trade Working Group of the Japan Electronics and Information Technology Industries Association (“JEITA”) and held the role of co-chair since April 2013. JEITA carried out briefing sessions on the survey for the suppliers in the upper stream of the supply chain of the electric and electronic industry.
-	The help desk for reporting compliance and the CSR inquiry desk of Canon Inc. were available for employees, first-tier suppliers and other stakeholders to report or inquire about matters regarding conflict minerals.

b.	Step 2: Identify and assess risk in the supply chain
-	To the extent possible, Canon identified each of the parts and materials used in the products that it manufactured or contracted to be manufactured during the reporting period and carried out the RCOI on the first-tier suppliers.
-	For the RCOI, Canon used the CFSI Conflict Minerals Reporting Template (“CMRT”). The CMRT was published by the Conflict Free Sourcing Initiative (“CFSI”), one of the programs of the Electronic Industry Citizenship Coalition (“EICC”). The number of the first-tier suppliers to the Canon Group which may use 3TG and to which the CMRT was sent amounted to 3,434.
-	In addition, as previously mentioned, Canon conducted due diligence concurrently with the RCOI on first-tier suppliers which reported the use of 3TG from the covered countries.
-	By introducing the supplier management system, Canon Inc. was able to check from its headquarters the situations of distribution and responses of the CMRT against approximately 75% of the first-tier suppliers which are the subject to the RCOI.
-	Canon requested replies from the first-tier suppliers who did not respond by the closing date of the response.
-	Canon compared the smelters or refineries (“SORs”) identified through the RCOI against the list of the SORs which are compliant with the Conflict Free Smelter Program (“CFS Program”), as published by the CFSI.

c.	Step 3: Design and implement a strategy to respond to identified risks
-	The head of the Project Team reported the progress of conflict minerals response activities to the representative director in charge as necessary. Moreover, the Project Team reported on annually its progress to relevant directors of Canon Inc. and to the presidents of the relevant domestic and overseas subsidiaries.
-	Canon participated in activities to identify SORs handling the 3TG in Japan and activities to encourage the SORs identified to join the CFSI’s CFS Program through the activities of the JEITA and the Japan Conflict Free Sourcing Working Group (to be described below). JEITA has an alliance with EICC and CFSI, which play the leading role in the response to the conflict minerals.

-	As co-chair of the Japan Conflict Free Sourcing Working Group, a joint initiative by the JEITA and major Japanese automobile manufacturers, Canon visited three gold refineries in 2014, joined an alliance with the Japan Gold Metal Association, and held a briefing session which was attended by twelve gold refineries.
-	In addition to the above activities, Canon formally joined the CFSI as an individual company in April, 2015. The membership code is “CNON.”

d.	Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
-	Through its role as a key member of the Japan Conflict Free Sourcing Working Group, Canon carried out activities such as the improvement of survey methods and detailed inspections of information regarding SORs.

e.	Step 5: Report on supply chain due diligence
-	In accordance with the Dodd-Frank Act and the SEC’s final rules, on or before June 1, 2015, Canon Inc. will file a Form SD and Conflict Minerals Report (this report) with the SEC, and publish the same information on its official website.
-	Canon Inc. has been reporting its activities in response to conflict minerals in its Annual Report and Sustainability Report since 2011.

5.	Survey results for the 2014 calendar year

a.	Result of RCOI and due diligence surveys
-	Canon conducted the RCOI surveys on 3,434 first-tier suppliers that possibly use 3TG. Canon conducted due diligence concurrently with the RCOI on first-tier suppliers which reported the use of 3TG from the covered countries.
-	Even if 3TG of the covered countries were used, the majority of the companies replied that they had been purchasing from the SORs which complied with the CFS Program. Within the scope of the responses, there was nothing to clearly suggest that parts or materials that the Canon Group had purchased were used as the source of funds for armed groups.

b.	Result of SORs survey
-	Canon analyzed the information on the SORs mentioned in the responses from the supply chain through the RCOI and identified 257 as the CFSI’s known SORs. Among these, 147 SORs were compliant with the CFS Program. Such 147 compliant SORs and the other 110 CFSI’s known SORs are listed in the Appendix 1.
-	Canon was unable to determine the processing facilities of the remaining SORs.

As a result, Canon was unable to determine the origin of the 3TG used for the products of Canon Group based on the information provided by the identified SORs.

Further, according to the results of the RCOI and due diligence mentioned above, Canon was unable to determine whether the 3TG used for the products of the Canon Group financed or benefitted armed groups in the covered countries.

6.	Planned risk mitigation for 2015 onwards

The following risk mitigation procedures are planned to be implemented from 2015 onwards.

-	Analyze risks of the 3TG supply chain and work towards collecting information on the necessary parts and materials in order to improve the accuracy of the evaluation at the product level through use of the “Conflict Minerals Information Management System.”
-	For new business partners, it will be necessary to implement the in-house rules to check the usage of 3TG and the cooperation with the surveys which Canon Inc. recently enacted before commencing business.
-	Continue to participate in industry groups and alliances such as JEITA and the Japan Conflict Free Sourcing Working Group and, through such activities, continue to support EICC’s initiatives.
-	Contribute to making SORs as conflict free as possible as a member of the CFSI. Canon joined the CFSI in April 2015.

7.	Independent monitoring
-	Pursuant to Rule 13p-1 of the SEC, Canon Inc. is not required to attach an audit report by an independent auditor from the private sector in regard to the Conflict Minerals Report that Canon Inc. will present to the SEC by June 1, 2015.

Forward-Looking Statements

This report contains not only past and present facts about Canon, but also future forecasts based on plans, prospects, management policies and strategies as of the publication date. These future forecasts are assumptions or estimations based on information available at the time the report was prepared. Due to a range of variables, however, the results or circumstances of our future business activities may vary from the forecasts contained herein.

Appendix 1

1.	List of the SORs which were compliant with CFS Program and were identified through Canon’s supply chain (As of April 2, 2015)

Metal	SOR	Country/Region
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Umicore Brasil Ltda	BRAZIL
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Johnson Matthey Ltd	CANADA
Gold	Royal Canadian Mint	CANADA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Aurubis AG	GERMANY
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Chimet S.p.A.	ITALY
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Asahi Pretec Corporation	JAPAN
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Japan Mint	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Schone Edelmetaal	NETHERLANDS
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Boliden AB	SWEDEN
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Metalor Technologies SA	SWITZERLAND
Gold	PAMP SA	SWITZERLAND
Gold	PX Précinox SA	SWITZERLAND
Gold	Valcambi SA	SWITZERLAND
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Istanbul Gold Refinery	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Materion	UNITED STATES
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Republic Metals Corporation	UNITED STATES
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA

Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Taki Chemicals	JAPAN
Tantalum	Ulba	KAZAKHSTAN
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	Hi-Temp	UNITED STATES
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	QuantumClean	UNITED STATES
Tantalum	Telex	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	EM Vinto	BOLIVIA
Tin	OMSA	BOLIVIA
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Mineração Taboca S.A.	BRAZIL

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	China Rare Metal Materials Company	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	CV United Smelting	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Dowa	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Minsur	PERU
Tin	Thaisarco	THAILAND
Tin	Alpha	UNITED STATES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM

2.	List of the SORs which were known by CFSI and were identified through Canon’s supply chain (CFS compliant SORs listed above were not included) (As of April 2, 2015)

Metal	SOR	Country/Region
Gold	China National Gold Group Corporation	CHINA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Tongling nonferrous Metals Group Co., Ltd	CHINA
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Bauer Walser AG	GERMANY
Gold	Doduco	GERMANY
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Chugai Mining	JAPAN
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Caridad	MEXICO
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Aktyubinsk Copper Company TOO	RUSSIAN FEDERATION

Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Colt Refining	UNITED STATES
Gold	Sabin Metal Corp.	UNITED STATES
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tin	Cooper Santa	BRAZIL
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Soft Metais, Ltda.	BRAZIL
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HANJAYA PERKASA METALS	INDONESIA

Tin	PT HP Metals Indonesia	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Koba Tin	INDONESIA

Tin	PT Pelat Timah Nusantara Tbk	INDONESIA

Tin	PT Seirama Tin investment	INDONESIA

Tin	PT Singkep Times Utama	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Supra Sukses Trinusa	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	PT Yinchendo Mining Industry	INDONESIA

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Fenix Metals	POLAND

Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION

Tin	Rui Da Hung	TAIWAN

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck GmbH	GERMANY

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tungsten	A.L.M.T. Corp.	JAPAN

Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION

Tungsten	Kennametal Fallon	UNITED STATES

Tungsten	Kennametal Huntsville	UNITED STATES

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM